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                                                                    EXHIBIT 99.2


                            CARDINAL BANCSHARES, INC.

                         1992 LIMITED STOCK OPTION PLAN

         1. Purpose. The purpose of this Stock Option Plan ("Plan") is to strengthen Cardinal Bancshares, Inc. ("Corporation") by providing options to acquire stock of the Corporation ("Options") an additional means of retaining and attracting competent management personnel and by providing to participating key employees of the Corporation added incentive for high levels of performance and for unusual efforts to increase the earnings of the Corporation through the opportunity for stock ownership hereunder.

            It is intended that the Options granted under this Plan will constitute nonqualified stock options.

         2. Administration. The Plan shall be administered by those members of the Compensation Committee of the Board of Directors of the Corporation who are not and have not at any time for one year prior to the appointment to said committee been eligible to receive stock or Options under any plan of the Corporation or any of its subsidiaries ("Plan Committee"). The decision of a majority of the members of the Plan Committee shall constitute the decision of the Plan Committee and the Plan Committee may act either at a meeting at which a majority of the members of the Plan Committee is present, or by a writing signed by all of the members of the Plan Committee. The Plan Committee shall have full power and authority to construe, interpret and administer the Plan and may from time to time adopt such rules and regulations for carrying out this Plan as it may deem proper and in the best interests of the Corporation. However, the Board of Directors of the Corporation (the "Board"), upon the recommendation of the Plan Committee, shall have the sole, final and conclusive authority to determine:



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            A. The individuals ("Optionees") to whom Options shall be granted under the Plan;

            B. The number of shares of the Corporation's common stock ("Common Stock") to be granted under each Option;

            C. The price to be paid for the Common Stock upon the exercise of each Option ("Option Price"); and

            D. The terms and conditions of each Option between the Corporation and an Optionee.

         3. Eligibility. The employees of the Corporation or any of its subsidiaries who, in the opinion of the Board, are materially responsible for the management of the business or have materially contributed to the successful performance of the Corporation or any of its subsidiaries shall be eligible to be granted Options under the Plan.

         4. Stock Subject to Plan. The aggregate number of shares of Common Stock which may be issued under the Plan shall not exceed One Hundred Thousand (100,000) shares; subject, however, to adjustment as provided in Section 6 hereof. Either authorized and unissued shares or shares reacquired by the Corporation, including shares purchased in the open market, may be delivered under the Plan. If any Option shall expire or terminate for any reason as to any shares, such shares shall again become available under the Plan.

         5. Terms of Options. Each Option shall be evidenced by a written agreement (a "1992 Limited Stock Option Agreement") between the Corporation and the Optionee and shall be subject to the following terms and conditions and to such other terms and conditions not inconsistent herewith as the Plan Committee may deem appropriate in each case:





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            A. Option Price. The Option Price per share of Common Stock shall be set by the grant.

            B. Payment at Exercise of Option. The Option shall be exercisable as shall be determined by the Plan Committee upon payment in full in cash and/or Common Stock of the Option Price. If payment of the Option Price is made in Common Stock, the value of the Common Stock used for payment of the Option price shall be based on the market value of the Common Stock as determined by the average of the closing bid and asked quotations or the closing highest bid quotation, whichever is available, for the Common Stock in the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System (if the Common Stock of the Company is not traded on such market at the time of payment, then as reasonably determined by the Plan Committee) on the business day immediately preceding the day the notice of exercise is delivered to the Secretary of the Corporation.

            C. Period of Exercise of Options. Options shall be exercisable only during the period from the date of grant through December 31, 2006, only as and at the times provided below, and all Options shall lapse and cease to be exercisable upon the earliest of [x] the date of the termination of employment of the Optionee (other than by reason of Disability or Death, as set out below); [y] December 31, 2006; or [z] any earlier date expressly set forth in the grant. No Option shall be exercisable before January 1, 1998 except in the event of an Optionee's Disability or Death, as provided below.

               [1] If prior to January 1, 1997 any Optionee ceases to be an employee of the Corporation or any of its subsidiaries by reason of permanent and total disability (within the meaning of Section 22(e)((3) of the Internal Revenue Code




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            of 1986, as amended ("Disability"), or [y] death {"Death"), then, in either event, for each of the complete fiscal years of the Corporation beginning after December 31, 1991 and prior to the date of cessation of employment that the Corporation achieved the Annual Performance Goal (as defined below) 20% of the Options granted to him or her shall be exercisable by the Optionee or, in the event of Death, his or her personal representative ("Optionee Representative"); provided, however, such Options must be exercised within one year after the date of his or her cessation of employment.

               [2] If the Corporation fails to achieve the Cumulative
            Performance Goal and subsequent to December 31, 1996 any Optionee ceases to be an employee of the Corporation or any of its subsidiaries by reason of Disability or Death, then for each of the complete fiscal years of the Corporation beginning after December 31, 1996 and prior to the date of cessation of employment 10% of the Options granted to him or her shall become exercisable by the Optionee or, in the event of Death, his or her Optionee Representative; provided, however, such Options must be exercised within one year after the date of his or her cessation of employment.

               [3] If the Corporation achieves the Cumulative Performance Goal, then as of January 1, 1997 1/3% of the Options held by an Optionee as of December 31, 1996 shall become exercisable, and thereafter, on and after January 1, 1998 an additional 33 1/3% of the Options held by that Optionee on December 31, 1996 shall



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            become exercisable, and thereafter, on and after January 1, 1999 the balance of the Options held by that Optionee on December 31, 1996 shall become exercisable; provided, however, that in the event that the Corporation achieves the Cumulative Performance Goal and subsequent to December 31, 1996 the Optionee shall cease to be an employee of the Corporation or any of its subsidiaries by reason of Disability or Death, then all such Options may and must be exercised by Optionee or the Optionee's Representative within one year after the date of his or her cessation of employment.

               [4] If the Corporation fails to achieve the Cumulative
            Performance Goal, then all Options held by an Optionee as of that date shall become exercisable on and after January 1, 2006.

               [5] Leave of absence approved by the Plan Committee or a transfer of employment from the Corporation to any subsidiary or from a subsidiary to the Corporation or any other subsidiary, shall not constitute termination of employment.

               [6] If the holder of an Option does not purchase all of the
            Common Stock which he or she is entitled to purchase in any given installment period, the right to purchase the Common Stock not purchased in such installment period shall continue until the lapse or termination of such period, subject in all events to the Optionee's continued employment or other event causing an Option to sooner lapse. No Option or installment thereof shall be exercisable except with respect to whole shares, and fractional share interests shall be disregarded.


         D. Acceleration. Notwithstanding the other provisions of this Section 5 to the contrary, if there is a Change in Control of the Corporation (as defined below), any Options then




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outstanding shall become immediately exercisable on and after the date of the
Change in Control of the Corporation.

         E. Definitions. For the purposes of the Plan

         "Annual Performance Goal" shall mean that for a fiscal year ending in 1992, 1993, 1994, 1995 or 1996, the Corporation and its subsidiaries on a consolidated basis earned net income per common share on a fully diluted basis ("EPS"), which when compared with the EPS for all the prior fiscal years, if any, ending after December 31, 1991 would reflect an average annual increase in EPS of 15%, compounded annually, over the net income per common share (on an undiluted basis) of the Corporation for the fiscal year ended December 31, 1991 which is hereby fixed at $1.68 per common share. For all fiscal years ending after December 31, 1991 there shall not be included in earnings of the Corporation the accretion of any negative good-will produced by acquisition of the Corporation or its subsidiaries and accounted for by the purchasing method of accounting. Other than the foregoing adjustment, all calculations shall be determined by the Corporation's then current accounting firm in accordance with generally accepted accounting principles consistently applied and shall be completed as promptly as practicable after the close of the period in question.

         "Cumulative Performance Goal" shall mean that for the fiscal year ending in 1996 the Corporation achieves the Annual Performance Goal for that year. "Change in Control of the Corporation" shall mean [a] any share exchange or merger or consolidation of the Corporation or a significant subsidiary of the Corporation if the Corporation will not be the surviving or acquiring corporation or will not own 100% of the outstanding capital stock of the surviving or acquiring corporation: following the consummation of the transactions




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         contemplated by the plan or agreement of exchange, merger or consolidation; [b] any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of the Corporation or a subsidiary of the Corporation followed by a liquidation of the Corporation; or [c] the closing of any tender offer, exchange offer or other purchase offer for as much as (or more than) 50% of the outstanding Common Stock of the Corporation or a subsidiary of the Corporation.

         6. Adjustment of Shares. In the event of capital adjustments to the Common Stock of the Corporation after the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger or consolidation, or any other change in the nature or number of shares of Common Stock of the Corporation, a proportionate adjustment shall be made in the maximum number and kind of shares which may be delivered under the Plan, and in the Option Price under, and the number and kind of shares of Common Stock covered by, outstanding Options. By virtue of such a capital adjustment, the price of any share under Option shall be adjusted so that there will be no change in the aggregate purchase price payable upon exercise of any such Option.

            Without limiting the generality of the foregoing, if [a] there is a Change in Control of the Corporation, as hereafter defined, and [b] as a result of the transactions contemplated by the Change in Control, another person or entity (a "Successor") will acquire all or a substantial portion of the assets or outstanding capital stock of the Corporation, then the kind of shares of common stock which shall be subject to the Plan and to each outstanding Option shall automatically be converted into and replaced by shares of common stock, or such other class of equity securities having rights and preferences no less favorable than common stock of the Successor, and the number of shares subject to the Options are the purchase price per share




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upon exercise of the Options shall be correspondingly adjusted, so that, by virtue of such Change in Control of the Corporation, each Optionee shall have the right to purchase [i] that number of shares of the Successor which, as of the date of the change in Control, have a fair market value equal to the fair market value of the shares of the Corporation theretofore subject to an Option, [ii] for a purchase price per share which, when multiplied by the number of shares of the Successor subject to the Option, shall equal the aggregate exercise price at which the Optionee could have acquired shares of the Corporation under such Option.

            The granting of an Option shall not affect in any way the right of power of the Corporation to make adjustments, reorganizations, reclassifications, or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all of any part of its business assets; provided, however, that the Corporation shall not, and shall not permit its subsidiaries to, recommend or agree or consent to a transaction or series of transactions which would result in a Change of Control of the Corporation unless and until the person or persons acquiring or succeeding to assets or capital stock of the Corporation or its subsidiaries as a result of such transaction or transactions agrees to be bound by the terms of the Plan so far as it pertains to Options theretofore granted and agrees to assume and perform the obligations of the Corporation and its Successor hereunder.

         7. Employees' and Optionees' Rights. No employee or other person shall have any claim or right to be granted an Option except as the Board shall have conferred in committing an Optionee to the Plan. Participation in the Plan shall not confer upon any Optionee any right with respect to continuation of employment by the Corporation or any of its subsidiaries, nor shall participation interfere with the right of the Corporation or such subsidiary to terminate at any time the employment of any Optionee. An Option shall not confer any rights as a stockholder




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upon the holder thereof, except only as to shares of Common Stock actually delivered pursuant to the Plan.

         8. Privileges of Stock Ownership; Purchase for Investment. Neither the Optionee nor any optioned Representative shall be entitled to the privilege of stock ownership as to any shares of Common Stock not actually issued and delivered to such Optionee or Optionee Representative. Upon the exercise of an Option at a time when there is not in effect a registration statement under the Securities Act of 1933 and any applicable state securities laws (the "Securities Laws") relating to the shares of Common Stock issuable upon exercise thereof and available for delivery a prospectus meeting the requirements of the Securities Laws, the shares of Common Stock may be issued only if the Optionee or Optionee Representative represents and warrants in writing to the Corporation that the shares being purchased are being acquired for investment and not with a view to the distribution thereof. The shares of the Common Stock shall contain such legends or other restrictive endorsements as counsel for the Corporation shall deem necessary or proper. No shares of Common Stock shall be purchased upon the exercise of any Option unless and until there shall have been satisfied any applicable requirements of the Securities and Exchange Commission or other regulatory agencies having jurisdiction and applicable requirements of any exchanges upon which stock of the Corporation may be listed. The Corporation covenants that it will take all actions necessary to register under the Securities Laws the Common Stock issuable upon exercise of Options granted pursuant to this Plan.

         9. Transferability. Options are not transferable except by will or the laws of descent and distribution, and then only to the extent provided herein. Options may be exercised during the lifetime of the Optionee only by the Optionee and after the death of the Optionee, only as provided in Section 5 hereof.




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         10. Termination. The Plan shall terminate on December 31, 2006. No
Option shall be granted hereunder after termination of the Plan. Termination of the Plan, however, shall not affect the validity of any Option theretofore granted under the Plan.

         11. Amendment. The Plan Committee, subject to the approval of the Board when required by the provisions of the other Sections of this Plan, may amend the Plan from time to time, except that, without the approval of a majority of the votes represented and entitled to be voted at a duly held meeting of the stockholders of the Corporation:

            A. The maximum number of shares of Common Stock which may be delivered under the Plan may not be increased except as provided in Section 6. hereof;

            B. The Option Price under any option may not be reduced except as provided in Section 6.5 hereof; and

            C. The period during which an Option may be exercised may not be extended beyond the period provided in Section 5. hereof.

            No amendment of the Plan, however, may without the consent of the Optionee or Optionee Representative, make any changes in any outstanding Option theretofore granted under the Plan which would adversely affect the rights of such Optionee or Optionee Representative.

         12. Tax Withholding. The employer corporation of each Optionee shall have the right to deduct any sums required by federal, state or local tax law to be withheld due to the exercise of any Option but, in the alternative, the Optionee or Optionee Representatives may elect to pay such sums to the employer corporation by delivering written notice of that election to the Plan Committee not less than thirty (30) nor more than sixty (60) days prior to exercise. There is no




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obligation hereunder that an Optionee be advised of the existence of the tax or the amount which the employer corporation may be so required to withhold.

         13. Governing Law. This Plan and the 1992 Limited Stock Option Agreements issued hereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky.

         14. Effective Date. This Plan has been approved by the Board of Directors of the Corporation. The effective date of each Option shall be the day on which it is granted to any Optionee.

             Dated as of this 24th day of October, 1992


                                      CARDINAL BANCSHARES, INC.

ATTEST:

                                      By /s/ C. M. Gatton
                                         ---------------------------------------
                                         Carol M. Gatton, Executive and
                                         Compensation Committee

/s/ H. Jack Runion
------------------------------------
H. Jack Runion, Executive
and Compensation Committee






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